                                                                       EXHIBIT 4

----------------                                           ---------------------
    Number                                                    $100,000,000.00
    SB0001
----------------                                           ---------------------

                                             CUSIP 000336 AE 7
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                            AAG HOLDING COMPANY, INC.
                          6 7/8% SENIOR NOTES DUE 2008
                  guaranteed to the extent set forth herein by
                          AMERICAN ANNUITY GROUP, INC.


AAG Holding Company, Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company"), for value received, hereby promises to pay to

                                   CEDE & CO.
6 7/8%                                                                    6 7/8%
DUE 2008                                                                DUE 2008

or registered assigns, the principal sum of One Hundred Million DOLLARS on June 1, 2008 and to pay interest on said principal sum at the rate per annum specified above in semiannual payments on June 1 and December 1, commencing December 1, 1998 to holders of record on the preceding May 15 and November 15, respectively. Reference is hereby made to the further provisions of this Security as set forth on the reverse hereof.
         This Security shall not be valid unless the certificate of authentication hereof has been executed by the Trustee or an Authenticating Agent appointed by the Company.

         In Witness Whereof, AAG Holding Company, Inc. has caused this instrument to be signed by its Vice President by a facsimile of his signature and has caused a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary by facsimile signature.

                                                       AAG Holding Company, Inc.

Dated:  June 1, 1998
                  CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities described in the within-mentioned Indenture.

BY:                                BY:                                      BY:


---------------------------------  ---------------------------------------  -----------------------------------
                Authorized Signer  Christopher P. Miliano   Vice President  Mark F. Muething         Secretary

                            AAG HOLDING COMPANY, INC.
                           6 7/8% SENIOR NOTES DUE 2008


1.  INTEREST

    AAG Holding Company, Inc. ("Company"), an Ohio corporation, promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing December 1, 1998. Interest on the Senior Note will initially accrue from June 1, 1998, and thereafter from the most recent date to which interest has been paid. Interest on the Senior Note shall be computed on the basis of a 360 day year of twelve 30-day months.

2.  METHOD OF PAYMENT

    The Company will pay interest on the Senior Notes (except defaulted interest) to the persons who are registered holders of Senior Notes at the close of business on May 15 or November 15 next preceding the interest payment date even though Senior Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.  PAYING AGENT AND REGISTRAR

    Initially, Securities Transfer Company, One East Fourth Street, Cincinnati, Ohio 45202, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.  INDENTURE

    This Senior Note is one of a duly authorized issue of Senior Debt Securities of the Company (herein called the "Debt Securities") of the series hereinafter specified, which series is limited (except as otherwise provided in the Indenture referred to below) in an aggregate principal amount to $100,000,000, all such Debt Securities issued and to be issued pursuant to Board Resolutions dated May 27, 1998, the Indenture dated as of May 27, 1998 among the Company, American Annuity Group, Inc. as guarantor (the "Guarantor"), a Delaware corporation, and Star Bank, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), (herein called the "Indenture"), to which reference is hereby made for a statement of the rights and limitations of rights thereunder of the holders of the Debt Securities and of the rights, duties, obligations and immunities and the Company and the Trustee for each series of Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, in various authorized denominations, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Senior Note is one of a series of Debt Securities designated therein as 6 7/8% Senior Notes Due 2008.

5.  OPTIONAL REDEMPTION

    The Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed plus accrued interest thereon to the redemption date, and
(ii) the Make-Whole Amount (as defined below), if any, with respect to such Senior Notes.

    "Make-Whole Amount" means, in connection with any optional redemption of any Senior Notes, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present values of the principal amount of such Senior Notes, together with scheduled payments of interest from the redemption date to the Stated Maturity of the Senior Notes, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over
(ii) 100% of the principal amount of the Senior Debentures to be redeemed.

    "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the redemption date, plus in each case .20%. (20 basis points).

    "Comparable Treasury Issue" means the U. S. Treasury 5 5/8% Note due May 15, 2008. If such security shall cease to be outstanding then Comparable Treasury Issue shall mean the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity Date of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debentures.

    "Quotation Agent" means the Reference Treasury Dealer selected by the Indenture Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

    "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

6.  MATURITY

    The Company will redeem all Senior Notes outstanding on June 1, 2008 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

7.  DENOMINATIONS, TRANSFER, EXCHANGE

    The Senior Notes are issuable only in registered forms without coupons; beneficial owners may hold denominations of $1,000 and any integral multiple thereof. Until this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    This Senior Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Senior Note is exchanged in whole or in part for Senior
Note in definitive form.

8.  DISCHARGE PRIOR TO MATURITY

    If the Company at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Senior Notes to redemption or maturity, the Company will be discharged from the Indenture and the Senior Notes, and holders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States.

9.  AMENDMENT, SUPPLEMENT AND WAIVERS

    Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the outstanding Senior Notes, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in outstanding principal amount of the Senior Notes. Without the consent of any Note holder, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Note holder.

10.  SUCCESSOR COMPANY

    When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor corporation will be released from those obligations.

11.  TRUSTEE DEALINGS WITH THE COMPANY

    Star Bank, National Association, the Trustee under the Indenture, or any Trustee may act as Trustee in connection with issues of indebtedness issued by the company and, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates (as defined in the Indenture), and may otherwise deal with the company or its Affiliates, as if it were not Trustee.

12.  AUTHENTICATION

    This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

13.  ABBREVIATIONS

    Customary abbreviations may be used in the name of a Debenture holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

                    GUARANTEE OF AMERICAN ANNUITY GROUP, INC.

     FOR VALUE RECEIVED, American Annuity Group, Inc., a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the holders of the Senior Notes the due and punctual payment of the principal or interest on said Senior Notes, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms herein and of the Indenture previously referred to therein (the "Guaranty").

     The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of or interest on said Senior Notes are due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

     The Guarantor agrees that its obligations under the Indenture shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Senior Notes or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Senior Notes with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor has waived diligence, presentment, bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Senior Notes or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Note and the Indenture.

     The Guarantor is subrogated to all rights of the holder of said Senior Notes against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor is not, without the consent of the holders of all of the Senior Notes then outstanding, entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Senior Notes shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein or contained in the Indenture, if following any payment of principal or interest by the Company on the Senior Notes to the holders of the Senior Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor under the Indenture remain in full force and effect.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Senior Note until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

     This Guarantee is governed by the laws of the State of Ohio without regard to conflicts of laws principles thereof.

     IN WITNESS WHEREOF, AMERICAN ANNUITY GROUP, INC. has caused this Guarantee to be signed in its corporate name by the facsimile signature of two of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.


AMERICAN ANNUITY GROUP, INC.                 ATTEST:


By:  __________________________________      By:  _____________________________
Name:  Christopher P. Miliano                Name:  Mark F. Muething
Title:    Vice President                     Title:    Secretary




                                                                         [SEAL]
whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

    The Guarantor agrees that its obligations under the Indenture shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Senior Notes or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Senior Notes with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor has waived diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Senior Notes or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture.

    The Guarantor is subrogated to all rights of the holder of said Senior Notes against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor is not, without the consent of the holders of all of the Senior Notes then outstanding, entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Senior Notes shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

    Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Senior Notes to the holders of the Senior Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C.
Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor under the Indenture remain in full force and effect.

    This Guarantee is not valid or obligatory for any purpose with respect to a Debt Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

    This Guarantee is governed by the laws of the State of New York.

    IN WITNESS WHEREOF, AMERICAN ANNUITY GROUP, INC. has caused this Guaranty to be signed in its corporate name by the undersigned duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto.


AMERICAN ANNUITY GROUP, INC.                 ATTEST:


By:  __________________________________      By:  _____________________________
Name:  Christopher P. Miliano                Name:  Mark F. Muething
Title:    Vice President                     Title:    Secretary

                                 ASSIGNMENT FORM
To assign this Senior Note, fill in the form below:

I or we assign and transfer this Senior Note to

--------------------------------------------------------------------------------
                (Insert Assignee's Social Security or Tax-ID No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type Assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________________         Your signature:________________________
                                       (Sign exactly as your name appears on the
                                        other side of this Senior Note)